UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2017

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

26522 La Alameda

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders of MYnd Analytics, Inc. (“the Company”), held on August 21, 2017 (the “2017 Annual Meeting”), the holders of the Company’s common stock voted to elect each of the following directors to serve until the next annual meeting and until their successor is elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robin Smith, MD	1,847,163	203	103,084
John Pappajohn	1,847,158	208	103,084
Geoffrey Harris	1,847,158	208	103,084
Michal Votruba	1,847,158	208	103,084

At the 2017 Annual Meeting, the Company’s stockholders also voted on the following proposals:

Proposal	For	Against	Abstain
To amend the Company’s 2012 Omnibus Incentive Compensation Plan (the “2012 Plan”) to increase: (i) the total number of shares of common stock available for grant under the 2012 Plan (subject to the overall limits described in clause (ii) below) from 550,000 shares to an aggregate of 975,000 shares; (ii) the aggregate limitation on authorized shares available for grant under the 2012 Plan, following any increases pursuant to the evergreen provision, from 885,781 shares to 1,570,248 shares and (iii) the annual individual award limits under the 2012 Plan to 150,000 shares of common stock (subject to adjustment in accordance with the 2012 Plan).	1,841,899	5,467	0

To amend the Company’s certificate of incorporation (the “Charter”) to reduce the number of shares of Common Stock, authorized for issuance under the Charter from 500,000,000 to 250,000,000.	1,949,580	11	859

To ratify the selection by the Audit Committee of Marcum, LLP as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2017.	1,950,445	0	5

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Donald D’Ambrosio
August 23, 2017		Donald D’Ambrosio
Chief Financial Officer